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                                                                Exhibit No. 23.1

                 CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated November 21, 2000, which appears in the annual Form 10-KSB for iExalt, Inc., dated November 29, 2000 for the year ended August 31, 2000. We also consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated December 9, 2000, which appears in the Current Report on Form 8-K/A for iExalt, Inc., dated January 8, 2001.




                                    /s/ HARPER & PEARSON COMPANY
                                        HARPER & PEARSON COMPANY

Houston, Texas
June 19, 2001